Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-113577 of Entergy New Orleans, Inc. on Form S-4 of our reports dated March 9, 2004, appearing in the Annual Report on Form 10-K of Entergy New Orleans, Inc. for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

 /s/ Deloitte & Touche

 New Orleans, Louisiana
April 22, 2004